Shareholders and Board of Directors
Copley Fund, Inc.
Palm Beach, Florida

INDEPENDENT AUDITOR?S REPORT

I have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Copley Fund, Inc., as of February 28, 2005, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund?s management.
My responsibility is to express an opinion on these financial statements and financial highlights based upon my audit.

I conducted my audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. My procedures included confirmation of securities owned at February 28, 2005 by receipt of correspondence from the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Copley Fund, Inc., as of February 28, 2005, the results of its operations for the year then ended, the changes in its net assets, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.


                                            Roy G. Hale
                                            Certified Public Accountant
La Plata, Maryland
April 19, 2005